Exhibit 99.1

                 PPT VISION ANNOUNCES MOVE TO OTC BULLETIN BOARD

    MINNEAPOLIS, Jan. 17 /PRNewswire-FirstCall/ -- PPT VISION, Inc.
(Nasdaq: PPTV) announced today that the Company's common stock will commence trading on the OTC Bulletin Board beginning on January 23, 2006 under the symbol [PPTV.OB].

    PPT VISION is currently in compliance with the listing requirements of the Nasdaq Capital Market. PPT VISION had shareholders' equity of $2.55 million as of its fiscal year ending October 31, 2005, which is slightly higher than the $2.5 million minimum shareholders' equity required for continued inclusion on the Nasdaq Capital Market. The Company expects to incur a net loss, however, in the first quarter of its 2006 fiscal year that would drop its shareholders' equity below $2.5 million minimum required for continued listing. Therefore, the Company's Board of Directors decided to move trading in the Company's common stock from the Nasdaq Capital Market to the OTC Bulletin Board, rather than raising additional capital in the form of equity at this time for the sole purpose of meeting the Nasdaq Capital Market minimum shareholders' equity requirement.

    "As we have stated before, PPT VISION will be required to raise capital to meet it's liquidity requirements if sales do not increase substantially in fiscal year 2006 compared to sales in fiscal year 2005. However, we believe that it is in our shareholders best interest that the Company raise capital in the amount needed and at the point in time that it is needed, based on the progress the Company demonstrates with it business plan over the course of fiscal year 2006. In this way, the Company can minimize shareholder dilution as rather than raising more capital than is needed before it is needed, for the sole purpose of meeting the Nasdaq requirement," stated Mr. Joe Christenson, the President of PPT VISION.

    About PPT VISION

    PPT VISION, Inc. ("the Company") designs, manufactures, and markets camera-based intelligent systems for automated inspection in manufacturing applications. The Company's products, commercially known as machine vision systems, enable manufacturers to realize significant economic paybacks by increasing the quality of manufactured parts and improving the productivity of manufacturing processes. The Company's machine vision product line is sold on a global basis to end-users, system integrators, distributors and original equipment manufacturers (OEM's) primarily in the electronic and semiconductor component, automotive, medical device, and packaged goods industries. For more information, please see the PPT VISION, Inc. web site at http://www.pptvision.com .

    Forward Looking Statements

    The discussion above contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, beliefs, intentions and strategies regarding the future. Forward-looking statements include, without limitation, statements regarding the extent and timing of future revenues and expenses and customer demand. All forward-looking statements included in this document are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward- looking statements.

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    The Company's actual results are subject to risks and uncertainties and could differ materially from those discussed in the forward-looking statements. These statements are based upon the Company's expectations regarding a number of factors, including the limited trading market for the Company's common stock on the OTC Bulletin Board, and the potential for low volume and price disruption in the market for the Company's common stock during the transition to the OTC Bulletin Board, the Company's ability to obtain additional working capital if necessary to support its operations, the success of the Company's new IMPACT machine vision micro-system, changes in worldwide general economic conditions, cyclicality of capital spending by customers, the Company's ability to keep pace with technological developments and evolving industry standards, worldwide competition, and the Company's ability to protect its existing intellectual property from challenges from third parties. A detailed description of the factors that could cause future results to materially differ from the Company's recent results or those projected in the forward-looking statements are contained in the section entitled "Description of Business" under the caption "Important Factors Regarding Forward-Looking Statements" contained in its filing with the Securities and Exchange Commission on Form 10-KSB for the year ended October 31, 2004 and other reports filed with the Securities and Exchange Commission.

SOURCE  PPT VISION, Inc.
    -0-                             01/17/2006
    /CONTACT: Joseph C. Christenson, President and Chief Financial Officer, of PPT VISION, Inc., +1-952-996-9500, e-mail: ir@pptvision.com /
    /Web site:  http://www.pptvision.com /
    (PPTV)